Exhibit 5.2

May 7, 2026 Ceragon Networks Ltd. 3 Uri Ariav St., Building A (7th Floor) P.O. Box 112 Rosh Ha’Ayin, Israel 4810002	Herbert Smith Freehills Kramer (US) LLP 1177 Avenue of the Americas New York, NY 10036 T 212.715.9100 F +1 212.715.8000 www.hsfkramer.com

Re:  Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Ceragon Networks Ltd., a company incorporated under the laws of the State of Israel (the “Registrant”), in connection with the preparation and filing of a shelf Registration Statement on Form F-3 (as it may be amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to $250,000,000 aggregate public offering price of, among other things, debt securities, which may be issued pursuant to an indenture (the “Indenture”), as amended or supplemented from time to time, between the Registrant and the trustee named in the Indenture (the “Debt Securities”).

In rendering this opinion, we have reviewed a copy of the Registration Statement, the form of Indenture attached as an exhibit to the Registration Statement and have also reviewed such other documents and made such other investigations as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Registrant, public officials and others. We have not independently verified the facts so relied on.

Based on and subject to the foregoing and assuming that (i) the Registration Statement, including any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Debt Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Registrant has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities will have been duly authorized and validly executed and delivered by the Registrant and the other party or parties thereto, (vi) any securities issuable upon conversion, exercise or exchange of, or to be purchased or sold pursuant to, any Debt Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, (vii) any securities of any other entity to be included in any Debt Securities being offered or issued will have been duly authorized and issued by such entity, and (viii) the Indenture and each supplemental indenture will be governed by the laws of the State of New York and will be the valid and binding obligation of each party thereto other than the Registrant, enforceable against such party in accordance with its terms, we advise you that, in our opinion:

Assuming that the issuance and terms of any Debt Securities and the terms of the offering thereof have been duly authorized, when (i) the Indenture or supplemental indenture relating to such Debt Securities have been duly authorized, executed and delivered by all parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the terms of such Debt have been duly established in accordance with the terms of the Indenture and the applicable supplemental indenture, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, and (iii) such Debt Securities, or certificates representing such Debt Securities, have been duly executed, authenticated, issued, paid for and delivered in accordance with the Indenture and the applicable supplemental indenture and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Debt Securities will constitute valid and binding obligations of the Registrant.

Herbert Smith Freehills Kramer LLP and its affiliated and subsidiary businesses and firms, Herbert Smith Freehills Kramer (US) LLP and its affiliate, and Herbert Smith Freehills Kramer, an Australian Partnership, are separate member firms of the international legal practice known as Herbert Smith Freehills Kramer.

In New York, we practice through both Herbert Smith Freehills Kramer New York LLP, a limited liability partnership registered in England and Wales with registered number OC375072 and Herbert Smith Freehills Kramer (US) LLP, a registered limited liability partnership organized under the laws of the State of New York with an office at 1177 Avenue of the Americas, New York, NY 10036. In Washington, D.C. and California, we practice through Herbert Smith Freehills Kramer (US) LLP. We use the word partner of Herbert Smith Freehills Kramer New York LLP or of Herbert Smith Freehills Kramer (US) LLP to refer to a member of those entities, or an employee or consultant with equivalent standing and qualifications.

The opinion set forth above is qualified (i) by the effects of applicable laws relating to bankruptcy, insolvency, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) with respect to the remedies of specific performance and injunctive and other forms of equitable relief, by the availability of equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

We do not express any opinion with respect to any law other than the law of the State of New York. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Herbert Smith Freehills Kramer (US) LLP
HERBERT SMITH FREEHILLS KRAMER (US) LLP